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EXHIBIT 21.1

Subsidiary Activities

The Company has formed the following subsidiaries:
GreenPoint Bank (New York State Chartered Savings Bank)
GreenPoint Community Development Corp. (New York)
Headlands Mortgage Company (California)
GreenPoint Mortgage Funding, Inc. (New York)
GreenPoint Credit, LLC (Delaware)
GPCC Mississippi, LLC (Mississippi)
GP Asset LLC (Delaware)
GreenPoint Mortgage Securities, Inc. (California)
GreenPoint Agency Inc. (Delaware)
GreenPoint Insurance Corp. (Arizona)
GreenPoint Purchasing Corp. (Delaware)
Headlands Insurance Agency (California)
Marin Conveyancing Corp. (California)
3090 Ocean Avenue Realty Corp. (New York)
GreenPoint Mortgage Securities LLC (Delaware)
Neerg Corp. (New York)
298 15th Street Realty Corp. (New York)
Neerg Second Corp. (New York)
Alpha REO Corporation (New York)
Beta REO Corp. (New York)
GreenPoint Services LLC (New York)
GreenPoint Financial Advisors LLC (Delaware)
GreenPoint Business Processing Services Pvt. Ltd. (India)
GreenPoint Securities LLC (Delaware)
GreenPoint Mortgage Holdings LLC (Delaware)
GreenPoint New Markets, L.P. (Delaware)
GreenPoint Metro Agency LLC (Delaware)
GreenPoint Agency LLC (Delaware)
Metro Agency, Inc. (New York)
GreenPoint Title Services, LLC (Delaware)

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EXHIBIT 21.1